UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Notice of Redemption for 9.875% Senior Notes Due 2016

On June 14, 2013, Bill Barrett Corporation (the “Company”) delivered a Notice of Redemption (the “Company Notice”) to the holders of its $250,000,000 9.875% Senior Notes due 2016 (the “Notes”) announcing that the Company has elected to redeem the entire outstanding $250,000,000 principal amount of the Notes on July 15, 2013 (the “Redemption Date”) for a redemption price of 104.938% of the principal amount of the Notes. The semiannual payment of accrued interest on the Notes due on the July 15, 2013 interest payment date will not be paid as part of the redemption price but instead will be paid to the holders of Notes of record on July 1, 2013. A copy of the Company Notice, dated as of June 14, 2013, is available on the Company’s website, www.billbarrettcorp.com.

The Company Notice was issued in accordance with (i) the terms of the Notes and (ii) the provisions of the Indenture dated as of July 8, 2009 by and among the Company, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of July 8, 2009 by and among the Company, the subsidiary guarantors party thereto and the Trustee, pursuant to which the Notes were issued.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel; and Secretary

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